EXHIBIT 32.1
WRITTEN STATEMENT OF THE CHIEF EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
Pursuant to 18 U.S.C. Section 1350
     as adopted pursuant to section 906 of the Sarbanes-Oxley act of 2002
     Solely for the purposes of complying with 18 U.S.C. s.1350 as adopted pursuant to section 906 of the Sarbanes-Oxley act of 2002, I, the undersigned Chief Executive Officer and Principal Financial Officer of Express-1 Expedited Solutions, Inc. (the “Company”), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2009, (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

	By:	/s/ Michael R. Welch Chief Executive Officer and Principal Financial Officer

Date: May 15, 2009